EXHIBIT 99

Contact:	Vincent J. Milano Vice President, CFO and Treasurer VIROPHARMA INCORPORATED Phone (610) 321-6225

VIROPHARMA INCORPORATED

Enters Into Agreement in Principle to Settle Securities Litigation

Exton, PA March 17, 2004 - VIROPHARMA INCORPORATED (Nasdaq: VPHM) today announced that it has entered into an agreement in principle to settle its current class action securities litigation. The proposed settlement will be paid from the company’s insurance coverage and will not result in the payment of any funds by the company. The proposed settlement is subject to the approval of the court.

About ViroPharma Incorporated

ViroPharma Incorporated is committed to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma is currently focused on drug development activities in viral diseases including cytomegalovirus (CMV) and hepatitis C (HCV).

The information in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These are set forth in the cautionary statements included in ViroPharma’s most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

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